Exhibit 99.1

FOR IMMEDIATE RELEASE

XPERI HOLDING CORPORATION announces THIRD quarter 2020 Results

San Jose, Calif. (November 9, 2020) – Xperi Holding Corporation (Nasdaq: XPER) (the “Company”, “Xperi” or “we”) today announced financial results for the third quarter ended September 30, 2020.

“We made significant progress on various strategic initiatives during the quarter and delivered financial results in line with our original second half expectations,” said Jon Kirchner, chief executive officer of Xperi. “We are pleased to have successfully concluded a license with Comcast that further establishes the long term and recurring nature of our licensing programs within the media business. As a result of the license, we are raising our guidance for the second half of our fiscal year and are even more confident about our IP revenue outlook over the long term.”

Third Quarter 2020 Financial Highlights:

•	Revenue of $202.8 million.
•	Cash Flow from Operations of $62.2 million.
•	Adjusted Free Cash Flow[1] of $66.4 million.
•	Bought back $35 million of common stock at an average price of $12.39.
•	Finished the quarter with $203 million in cash and investments.

The Comcast license agreement resolution occurred after the end of the third quarter and as a result will begin to be reflected in the Company’s fourth quarter results.

Third Quarter 2020 Business and Recent Operating Highlights:

IP Licensing Business

•	Earlier today, the Company announced a new license agreement with Comcast.
•	The Comcast license agreement extends into 2031 and reinforces the strength of the Company’s IP patent portfolio and relevance to media consumption.
•	All outstanding litigation with Comcast has been settled.

Product Business

Consumer Experience business highlights:

•	Expanded retail footprint for TiVo Stream 4K through Walmart, Walmart.com and Amazon.
•	Launched partner promotion and distribution with broadband operators for TiVo Stream 4K.
•	TiVo+ content expanded to include Pluto TV, Tubi, XUMO, and Locast and now delivers 144 core channels and up to 200 channels in major markets based on local availability.
•	IMAX Enhanced program expanded with the addition of Hisense TVs in China.
•	The Company’s startup, Perceive, continued to see expanded interest from potential customers in the PC, mobile, and enterprise segments.

Connected Car business highlights:

•	Delivered HD Radio on 14 new 2020 car models in North America.
•	Launched Connected Radio in the new Mercedes-Benz S-Class infotainment platform.
•

Added new features to the Company’s occupancy monitoring solutions, which include advanced computer vision features that will further enhance child presence detection, occupant detection and passenger authentication.

Pay-TV business highlights:

•	Liberty Latin America, Midco, MetroNet and RCN launched TiVo’s next-generation IPTV platforms.

Capital Allocation

During the quarter, the Company bought back 2.8 million shares of its common stock at an average price of $12.39, for a total of $35 million.

On September 21, 2020, the Company paid $5.4 million to stockholders of record on August 31, 2020, for a quarterly cash dividend of $0.05 per share of common stock.

On October 28, 2020, the board of directors declared a dividend of $0.05 per share, payable on December 21, 2020, to stockholders of record on November 30, 2020.

Business Outlook

The Company’s second half 2020 outlook is revised as follows:

Category	New GAAP Outlook	Prior GAAP Outlook
Revenue	$625M to $645M	$390M to $410M
COGS	$73M to $76M	$72M to $75M
Operating Expense excluding COGS	$421M to $431M	$380M to $395M
Interest Expense	$26M to $27M	$26M to $27M
Other Income	~ $3M	~ $2M
Cash Tax (net of refunds)	$33M to $35M	$20M to $22M
Basic Shares Outstanding	106M	109M
Diluted Shares Outstanding	106M	110M
Operating Cash Flow	$330M to $350M	$105M to $125M

Category	New Non-GAAP Outlook*	Prior Non-GAAP Outlook
Revenue	$625M to $645M	$390M to $410M
COGS	$73M to $76M	$72M to $75M
Operating Expense excluding COGS	$275M to $285M	$230M to $245M
Interest Expense	$26M to $27M	$26M to $27M
Other Income	~ $3M	~ $2M
Cash Tax (net of refunds)	$33M to $35M	$20M to $22M
Basic Shares Outstanding	106M	109M
Diluted Shares Outstanding	112M	113M
Adjusted Free Cash Flow[1]	$335M to $355M	$109M to $114M

* See tables for reconciliation of GAAP to non-GAAP differences.

1 Adjusted Free Cash Flow is defined as Operating Cash Flow, less purchases of property and equipment, plus merger- and separation-related costs.

Conference Call Information

The Company will hold its third quarter 2020 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Monday, November 9, 2020. To access the call in the U.S., please dial 800-309-1256, and for international callers, dial +1 323-347-3622. The conference ID is 737032. All participants should dial in at least 15 minutes prior to the start of the conference call.  Due to the COVID-19 pandemic and a lower number of operators, wait times for the dial-in may be long and the Company suggests utilizing the webcast link to access the call at Q3 Earnings Call Webcast.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company’s financial results, forecasts, and business outlook, the expected benefits of the Comcast license agreement, and the long term IP revenue outlook. In this context, forward-looking statements often address expected future business, financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the anticipated benefits of the transaction. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: challenges in integration of Xperi and TiVo operations after the merger, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenue, cost savings, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business strategies, and expansion and growth of the Company’s businesses; failure to realize the anticipated benefits of the recent merger with TiVo; the Company’s ability to implement its business strategy; pricing trends, including the Company’s ability to achieve economies of scale; the ability of the Company to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the merger with TiVo; uncertainty as to the long-term value of the Company’s common stock; legislative, regulatory and economic developments affecting the Company’s business; general economic and market developments and conditions; the evolving legal, regulatory and tax regimes under which the Company operates; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, natural disasters, the outbreak of coronavirus (COVID-19) or similar outbreaks or pandemics, and their effects on economic and business environments in which the Company operates, as well as the Company’s response to any of the aforementioned factors; the extent to which the COVID-19 pandemic continues to have an adverse impact on our business, results of operations, and financial condition will depend on future developments, including measures taken in response to the pandemic, which are highly uncertain and cannot be predicted; and any plans regarding a potential separation of the combined business. These risks, as well as other risks associated with the transaction, are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Quarterly Report on Form 10-Q. While the list of factors presented here is, and the list of factors presented in the Company’s filings with the SEC are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s consolidated financial condition, results of operations, liquidity or trading price of common stock. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Xperi Holding Corporation

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (DTS, HD Radio, IMAX Enhanced, Invensas, TiVo), and by its startup, Perceive, make entertainment more entertaining, and smart devices smarter. Xperi technologies are integrated into billions of consumer devices, media platforms, and semiconductors worldwide, driving increased value for partners, customers and consumers.

Xperi, DTS, IMAX Enhanced, Invensas, HD Radio, Perceive, TiVo and their respective logos are trademarks or registered trademarks of affiliated companies of Xperi Holding Corporation in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges; costs related to actual or planned business combinations including transaction fees, integration costs, severance, facility closures and retention bonuses; separation costs; all forms of stock-based compensation; loss on debt extinguishment; realized and unrealized gains or losses on marketable equity securities and associated tax effects. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business and financial performance, and provide a better understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP Operating Expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported and forecasted GAAP to non-GAAP financial metrics.

Xperi Investor Contact:

Geri Weinfeld, Vice President of Investor Relations

+1 818-436-1231

geri.weinfeld@xperi.com

Xperi Media Contacts:

Lerin O’Neill, Director of Communications

+1 408-562-8455

lerin.oneill@xperi.com

– Tables Follow –

SOURCE: XPERI HOLDING CORP

XPER-E

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XPERI HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenue:
Licensing, services and software	$195,319	$57,750	$448,802	$189,093
Hardware	7,478	117	9,291	456
Total revenue	202,797	57,867	458,093	189,549
Operating expenses:
Cost of licensing, services and software revenue, excluding depreciation and amortization of intangible assets	21,854	1,462	31,646	5,970
Cost of hardware revenue, excluding depreciation and amortization of intangible assets	12,216	44	13,688	271
Research, development and other related costs	57,731	25,998	124,565	78,004
Selling, general and administrative	63,785	27,588	168,586	84,120
Depreciation expense	6,753	1,629	11,815	5,056
Amortization expense	50,894	25,146	105,447	75,919
Litigation expense	8,527	1,527	14,501	4,049
Total operating expenses	221,760	83,394	470,248	253,389
Operating loss	(18,963)	(25,527)	(12,155)	(63,840)
Interest expense	(13,393)	(5,506)	(24,602)	(18,390)
Other income and expense, net	2,305	429	3,448	7,537
Loss on debt extinguishment	—	—	(8,300)	—
Loss before taxes	(30,051)	(30,604)	(41,609)	(74,693)
Provision for (benefit from) income taxes	482	(14,583)	(6,761)	(27,080)
Net loss	$(30,533)	$(16,021)	$(34,848)	$(47,613)
Less: net loss attributable to noncontrolling interest	(781)	(407)	(1,819)	(1,095)
Net loss attributable to the Company	$(29,752)	$(15,614)	$(33,029)	$(46,518)
Loss per share attributable to the Company:
Basic	$(0.28)	$(0.32)	$(0.44)	$(0.95)
Diluted	$(0.28)	$(0.32)	$(0.44)	$(0.95)

Weighted average number of shares used in per share calculations-basic	107,499	49,459	75,441	49,036
Weighted average number of shares used in per share calculations-diluted	107,499	49,459	75,441	49,036

XPERI HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for par value)

(unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$115,725	$74,551
Available-for-sale debt securities	87,258	45,802
Equity securities	—	1,124
Accounts receivable, net	111,915	24,177
Unbilled contracts receivable	164,138	121,826
Other current assets	36,084	13,735
Total current assets	515,120	281,215
Long-term unbilled contracts receivable	15,083	26,672
Property and equipment, net	65,432	32,877
Operating lease right-of-use assets	84,230	17,786
Intangible assets, net	1,005,522	232,275
Goodwill	846,913	385,784
Other long-term assets	136,395	71,336
Total assets	$2,668,695	$1,047,945
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$18,829	$4,650
Accrued legal fees	9,607	1,316
Accrued liabilities	98,762	41,433
Deferred revenue	37,045	720
Current portion of long-term debt, net	43,704	—
Total current liabilities	207,947	48,119
Deferred revenue, less current portion	23,400	—
Long-term deferred tax liabilities	29,751	29,735
Long-term debt, net	956,530	334,679
Noncurrent operating lease liabilities	69,463	13,414
Other long-term liabilities	95,637	76,898
Total liabilities	1,382,728	502,845
Commitments and contingencies
Company stockholders’ equity:
Preferred stock	—	—
Common stock: $0.001 par value; (2020: authorized 350,000 shares, issued 110,020 shares, outstanding 105,692 shares; 2019: authorized 150,000 shares, issued 63,622, outstanding 49,620 shares)	110	64
Additional paid-in capital	1,255,856	768,284
Treasury stock at cost (2020: 4,328 shares; 2019: 14,002 shares)	(55,920)	(368,701)
Accumulated other comprehensive income (loss)	819	(53)
Retained earnings	89,709	148,317
Total Company stockholders’ equity	1,290,574	547,911
Noncontrolling interest	(4,607)	(2,811)
Total equity	1,285,967	545,100
Total liabilities and equity	$2,668,695	$1,047,945

XPERI HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	September 30, 2020	September 30, 2019
Cash flows from operating activities:
Net loss	$(34,848)	$(47,613)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation of property and equipment	11,815	5,056
Amortization of intangible assets	105,447	75,919
Stock-based compensation expense	26,614	22,832
Deferred income taxes	(28,158)	(43,101)
Loss on debt extinguishment	8,300	—
Other	8,635	1,484
Changes in operating assets and liabilities:
Accounts receivable	14,982	9,202
Unbilled contracts receivable	37,874	96,905
Other assets	(21,793)	2,726
Accounts payable	921	626
Accrued and other liabilities	(6,471)	(17,402)
Deferred revenue	6,115	(2,420)
Net cash from operating activities	129,433	104,214
Cash flows from investing activities:
Purchases of property and equipment	(2,975)	(7,956)
Proceeds from sale of property and equipment	—	55
Cash acquired in merger transaction	117,424	—
Purchases of intangible assets	(692)	—
Purchases of short-term investments	(68,093)	(34,475)
Proceeds from sales of investments	7,189	6,833
Proceeds from maturities of investments	19,683	22,490
Net cash from investing activities	72,536	(13,053)
Cash flows from financing activities:
Dividend paid	(25,579)	(29,588)
Proceeds from debt, net	1,010,286	—
Repayment of debt	(357,125)	(100,000)
Repayment of assumed debt from merger transaction	(734,609)	—
Contingent consideration payments after acquisition	—	(1,200)
Proceeds from exercise of stock options	2	672
Proceeds from employee stock purchase program	4,763	5,329
Repurchase of common stock	(59,291)	(4,282)
Net cash from financing activities	(161,553)	(129,069)
Effect of exchange rate changes on cash and cash equivalents	758	—
Net increase (decrease) in cash and cash equivalents	41,174	(37,908)
Cash and cash equivalents at beginning of period	74,551	113,625
Cash and cash equivalents at end of period	$115,725	$75,717
Supplemental disclosure of cash flow information:
Interest paid	$20,372	$16,517
Income taxes paid, net of refunds	$30,647	$12,374
Stock issued in merger transaction	$828,334	$—

XPERI HOLDING CORPORATION

RECONCILIATION FROM OPERATING CASH FLOW TO ADJUSTED FREE CASH FLOW

(in thousands)

(unaudited)

Three Months Ended
September 30, 2020

Cash flow from operations (1)	$62,191

Adjustments to cash flow from operations:
Purchases of property & equipment (2)	(1,083)
Severance and retention bonus	1,917
Merger and integration costs	1,187
Separation-related costs	2,147
Adjusted free cash flow	$66,359

(1) derived from the difference between Q3 year-to-date operating cash flow of $129,433 and Q2 year-to-date operating cash flow of $67,242.

(2) derived from the difference between Q3 year-to-date purchases of property & equipment of $2,975 and Q2 year-to-date purchases of property & equipment of $1,892.

XPERI HOLDING CORPORATION

RECONCILIATION FROM GAAP NET LOSS TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

Three Months Ended
September 30, 2020

GAAP net loss	$(30,533)

Adjustments to GAAP net loss:
Stock-based compensation expense:
Cost of revenue	258
Research, development and other	3,580
Selling, general and administrative	6,319
Amortization expense	50,894
Merger and integration-related costs:
Transaction and other related costs recorded in selling, general and administrative	1,187
Severance and retention recorded to research, development and other	1,117
Severance and retention recorded to selling, general and administrative	2,474
Separation costs recorded in selling, general and administrative	2,147
Lease impairment recorded in selling, general and administrative	656
Cash taxes paid in excess of tax provision recorded	(16,442)
Non-GAAP net income	$21,657

Non-GAAP net income per share - diluted	$0.19
Weighted average number of shares used in per share
calculations excluding the effects of stock-based compensation - diluted	112,724

.

XPERI HOLDING CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP OPERATING EXPENSE EXCLUDING COGS

(in millions)

(unaudited)

	Six Months Ended
	December 31, 2020
	Low	High

GAAP operating expense excluding COGS	$421.0	$431.0
Stock-based compensation -- R&D	(12.0)	(12.0)
Stock-based compensation -- SG&A	(14.0)	(14.0)
Merger, integration and separation-related expense -- R&D	(2.0)	(2.0)
Merger, integration and separation-related expense -- SG&A	(15.0)	(15.0)
Amortization expense	(103.0)	(103.0)
Total of non-GAAP adjustments	(146.0)	(146.0)
Non-GAAP operating expense excluding COGS	$275.0	$285.0

XPERI HOLDING CORPORATION

RECONCILIATION FOR GUIDANCE ON

OPERATING CASH FLOW TO ADJUSTED FREE CASH FLOW

(in millions)

(unaudited)

	Six Months Ended
	December 31, 2020
	Low	High

Cash flow from operations	$330.0	$350.0

Adjustments to cash flow from operations:
Purchases of property & equipment	(12.0)	(12.0)
Merger, integration and separation costs	17.0	17.0
Adjusted free cash flow	$335.0	$355.0